UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2012

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

Endeavour International Corporation (the “Company”) previously reported that on December 23, 2011, the Company, through its wholly owned subsidiary Endeavour Energy UK Limited (“EEUK”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited (collectively, the “Sellers”) to acquire the Sellers’ interest in three producing U.K. oil fields in the Central North Sea for $330 million. On May 31, 2012, the Company closed on the acquisition of the Sellers’ interest in the Alba field under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the deadline for fulfillment of conditions precedent and other terms required for completion of the acquisition of the Sellers’ interests in the MacCulloch and Nicol fields was October 31, 2012.

On October 31, 2012, the Company, through EEUK, and the Sellers entered into a letter agreement to amend the Purchase Agreement (the “Amendment”) to extend the deadline for the Company to close on the Sellers’ interests in the MacCulloch and Nicol fields from October 31, 2012 to November 30, 2012.

A copy of the Amendment is filed herewith as Exhibit 2.1 and is incorporated by reference herein. The summary of the Purchase Agreement and the Amendment is not complete and are subject to and qualified in its entirety by reference to the text of the agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Letter agreement to amend Sale and Purchase Agreement between Endeavour Energy UK Limited and ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

November 6, 2012	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

2.1	Letter agreement to amend Sale and Purchase Agreement between Endeavour Energy UK Limited and ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited.